Exhibit 5.1

August 24, 2026 Inflection Point Acquisition Corp. VIII 1680 Michigan Avenue, Suite 700 #1032 Miami Beach, FL 33139 Registration Statement on Form S-1 Ladies and Gentlemen:

We have acted as New York counsel to Inflection Point Acquisition Corp. VIII, a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-298162) (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 28,750,000 units of the Company, including up to 3,750,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement (as defined below) (collectively, the “Units”), with each Unit consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (each, an “Ordinary Share”), and one-third of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder to purchase one Ordinary Share.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Units.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the form of underwriting agreement to be entered into between the Company and the representative on behalf of each of the several underwriters named in Schedule I thereto, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement; and

(e)	the form of Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

Inflection Point Acquisition Corp. VIII

August 24, 2026

The documents listed in clauses (b) through (e) above and the other documents that we have examined in connection therewith are referred to as the “Transaction Documents”.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition, in rendering the opinions expressed below, we have assumed that: (i) each party to each Transaction Document is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Transaction Document to which it is a party, (ii) that each Transaction Document has been or will be duly authorized, and will be executed and delivered, by all of the parties thereto, (iii) that each party to the each of the Transaction Documents has satisfied or will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Transaction Document enforceable against it (except, with respect to the Company, such legal requirements arising under the law of the State of New York), (iv) that each Transaction Document will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Company to the extent expressly addressed in our opinions in paragraphs 1 and 2 of this opinion letter, (v) that the execution and delivery of, and the performance of its obligations under, each Transaction Document by each party thereto (other than such performance by the Company of its obligations under each Transaction Document under the law of the State of New York) will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (vi) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Transaction Document by each party thereto have been or will be obtained or made and are in full force and effect (other than with respect to the Company under the law of the State of New York) and (vii) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Transaction Document.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	When the Registration Statement becomes effective under the Securities Act and the Units have been issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

2.	When the Registration Statement becomes effective under the Securities Act and the Warrants included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

Inflection Point Acquisition Corp. VIII

August 24, 2026

The opinions expressed above are limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Units pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Units and Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

White & Case LLP

JR:AVJ:RED:SL

3